EXHIBIT 99.1

7961 SHAFFER PARKWAY SUITE 5 LITTLETON, COLORADO 80127 TELEPHONE (720) 981-1185 FAX (720) 981-1186

Trading Symbol: VGZ

Toronto and NYSE Amex Equities Stock Exchanges

NEWS

Vista Gold Corp. Announces Joint Venture Agreement for Awak Mas Gold Project in Indonesia

Denver, Colorado, December 28, 2009 – Vista Gold Corp. (“Vista”) (TSX & NYSE Amex Equities: VGZ) announced today that its wholly-owned subsidiary, Vista Gold (Barbados) Corp., has signed a Joint Venture Agreement with Pan Asia Resources Corporation (“Pan Asia”) with respect to the development of the Awak Mas gold project in Indonesia.

The Joint Venture Agreement provides Pan Asia, a privately held resource development company, with the opportunity to earn a 60% interest in the Awak Mas project by (i) expending US$3 million on the project within the next 30 months, (ii) completing an environmental impact assessment and feasibility study (in compliance with the Canadian Securities Administrators’ National Instrument 43-101 – Standards of Disclosure for Mineral Projects), each of which is required by the Contract of Work granted by the Indonesian Government under which the Awak Mas project is held, and (iii) issuing to Vista two million shares of Pan Asia and the right to purchase up to an additional two million shares of Pan Asia in the event of an initial public offering of Pan Asia shares (on the same terms as offered under such initial public offering).

Pan Asia has informed Vista that it intends to immediately commence the studies relating to the environmental impact assessment and may undertake some additional drilling prior to re-estimating the gold resources for the Awak Mas project under current market conditions. Under the terms of the Joint Venture Agreement, Vista will retain its controlling interest in the Awak Mas project until Pan Asia completes the earn-in conditions described above.

Fred Earnest, President and COO of Vista, commented, “We are looking forward to working with Pan Asia on the Awak Mas project. We believe the in-country experience that Pan Asia’s management team brings to the joint venture will significantly benefit the development of the project. We believe the joint venture allows us to advance the Awak Mas project and realize greater value from this project in our portfolio while we continue to focus on the development of our Paredones Amarillos and Mt. Todd gold projects.”

About Vista Gold Corp.

Since 2001, Vista has acquired a number of gold projects with the expectation that higher gold prices would increase their value. For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com. Vista has undertaken programs to advance the Paredones Amarillos gold project, located in Baja California Sur, Mexico, including completion of a definitive feasibility study, the purchase of long delivery equipment items, and the purchase of land for processing facilities, a desalination plant and related infrastructure. The results of a preliminary economic assessment completed in 2009 on the Mt. Todd gold project in Australia are encouraging and Vista is undertaking a pre-feasibility study and additional resource drilling to advance the project. Vista’s other holdings include the Guadalupe de los Reyes gold project in Mexico, Yellow Pine gold project in Idaho, Awak Mas gold project in Indonesia, and the Long Valley gold project in California.

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and U.S. Securities Exchange Act of 1934 and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as the potential of the joint venture with Pan Asia, the timing and completion of the earn-in requirements by Pan Asia, the advancement of the Awak Mas property, realization of greater value form the Awak Mas property, future financial and operating results and estimates; preliminary assessment results for the Awak Mas project and Mt. Todd gold project; and plans and timing for a preliminary feasibility study at the Awak Mas project and Mt. Todd gold project; Vista’s future business strategy; goals; operations; plans; potential project development; future gold prices; Vista’s potential status as a producer including plans and timing of potential production; and other such matters are forward-looking statements and forward-looking information. When used in this press release, the words “estimate”, “plan”, “will”, “target”, “anticipate”, “expect”, “intend”, “believe” and similar expressions are intended to identify forward-looking statements and forward-looking information. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, uncertainty over timing and completion of the earn-in requirements for the joint venture by Pan Asia, risks related to entering into a joint venture with Pan Asia, including integration and control risks, uncertainty regarding the advancement and realization of value from the Awak Mas project, risks relating to general economic conditions, delays and incurrence of additional costs in connection with our Paredones Amarillos gold project, including uncertainty relating to timing and receipt for required governmental permits; uncertainty relating to timing and outcome the application for the Change of Forest Land Use Permit for the Paredones Amarillos gold project, uncertainty of feasibility study results and preliminary assessments and of estimates on which such results are based; risks relating to delays in commencement and completion of construction at the Paredones Amarillos and Mt. Todd gold projects; risks of significant cost increases; risks of shortages of equipment or supplies; risks that Vista’s acquisition, exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; risks related to repayment of debt; risks related to increased leverage; and uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Vista’s latest Annual Report on Form 10-K, as amended and Quarterly Report on Form 10-Q and other documents filed with the US Securities and Exchange Commission and Canadian securities regulatory authorities. Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information, whether as a result of new information, future events or otherwise.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com.